May 26, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-4720

Ladies and Gentlemen:

We have read Sub-Item 77K of Form N-SAR dated May 26, 2017, of
Columbia ETF Trust II and are in agreement with the statements in the second paragraph. We have no basis to agree or disagree with other statements of the registrant therein.



____________________
BBD, LLP